Exhibit 99.1

Global Net Lease Second Quarter 2023 Investor Presentation

REIT MERGER AND INTERNALIZATION UPDATE 1. For more information, refer to the Registration Statement on Form S - 4 filed with the Securities and Exchange Commission ("SEC") on July 6, 2023, as amended on July 17, 2023. REIT Merger and Internalization Update (1) ▪ Global Net Lease signed definitive agreement to merge with The Necessity Retail REIT (Nasdaq: RTL) ▪ Transaction is expected to close in September 2023 ▪ Accretive transaction creates the third largest listed net lease REIT with global presence ▪ Company to internalize management and further enhance corporate governance at closing ▪ 9% accretive to annualized AFFO per share in the first quarter after closing, compared to Q1’23 ▪ Net debt to adjusted annualized EBITDA expected to be reduced to 7.6x in Q4’23 ▪ Approximately $75 million in expected annual cost savings ▪ Combined company will be highly differentiated with a global growth platform that is expected to benefit from substantial scale and cost savings ▪ Special meeting set for September 8, 2023; record date of August 8, 2023 ▪ THE GNL BOARD OF DIRECTORS, RECOMMENDS THAT GNL’S STOCKHOLDERS VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE GNL SPECIAL MEETING

SECOND QUARTER 2023 COMPANY HIGHLIGHTS

GNL GLOBAL NET LEASE

1. **Best-in-Class, Mission Critical, Net Lease Focused Portfolio**: Featuring high portfolio occupancy of 98% and complete Original Cash Rent collection[1] for the eleventh consecutive quarter, highlighting strong overall operating performance

2. **Highly Differentiated Strategy with International Diversification:** Portfolio of 236 properties located in the U.S. and Canada, complemented by an 81-property Europe portfolio that is collectively diversified across 139 tenants in 51 industries

3. **Long-Term Leases With Embedded Cash Based Rental Growth From Primarily Investment Grade Rated Tenants:** 60.0%[2] of portfolio annualized straight-line rent ("SLR") is derived from Investment Grade rated tenants

4. **Proactive Renewal and Expansion Leasing Activity:** Completed eleven lease renewals and one tenant expansion project during the quarter ended June 30, 2023, which resulted in nearly $20.2 million of net new straight-line rent over the new weighted average Remaining Lease Term of 6.0 years[3][4]

5. **Diligent Underwriting and Lease Structuring:** 95% of leases featured annual cash rental increases, including, based on straight-line rent, 60% that are fixed-rate and 28% that are based on the Consumer Price Index[3]

6. **Accretive Acquisition Program Focused on Industrial and Distribution:** 77%[5] of acquisitions have been industrial or distribution since 2018, increasing GNL's exposure to a highly dependable asset class

GNL GLOBAL NET LEASE

Note: Metrics as of June 30, 2023, unless otherwise noted.

1. *Cash Rent collected includes both contractual rents and deferred rents paid during the period.*
2. *As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of June 30, 2023. Based on annualized SLR and as of June 30, 2023, GNL's portfolio was 33.3% actual investment grade rated and 26.7% implied investment grade rated.*
3. *Refer to slide 4 for additional information and basis for metric calculation included in the footnotes.*
4. *Refer to slide 12 for additional information.*
5. *Metric based on purchase price.*

3

4 WELL POSITIONED PORTFOLIO Portfolio Overview Q2’23 Properties 317 Square Feet (millions) 39.6 Tenants 139 Industries 51 Countries and Territories 11 Leased 98% Weighted Average Remaining Lease Term (1) 7.6 y ears % of SLR derived from Investment Grade Tenants (2)(3) 60.0% % of leases with contractual rent increases (4) 95.0% Metrics as of June 30, 2023 . 1. Weighted average remaining lease term in years is based on square feet as of June 30, 2023. 2. Refer to Investment Grade Rating definition included in the footnotes on slide 3. Based on annualized SLR and as of June 30, 2023 , GNL’s portfolio was 33.3 % actual investment grade rated and 26.7% implied investment grade rated. 3. For Q2’23, calculated as of June 30, 2023 , using annualized straight - line rent converted from local currency into USD as of June 30, 2023 for the in - place lease on the property on a straight - line basis, which includes tenant concessions such as free rent, as applicable. 4. The percentage of leases with rent increases is based on straight line rent as of June 30, 2023 . Contractual cash base rent increases average 1.2% per year and include fixed percent or actual increases, or country CPI - indexed increases, which may include certain floors or caps on rental increases. As of June 30, 2023 , and based on straight - line rent, approximately 60.1% are fixed - rate increases, 27.5 % are based on the Consumer Price Index, 7.1% are based on other measures and 5.3 % do not contain any escalation provisions.

5 Financial Services 12% Auto Manufacturing 12% Consumer Goods 6% Healthcare 5% Technology 5% Freight 4% Metal Processing 4% Aerospace 4% Energy 3% Metal Fabrication 3% Engineering 3% Pharmaceuticals 3% Automotive Parts 3% All Other 25% Investment Grade 60% Non - Investment Grade Rated 36% Not Rated 4% Logistics 4% GEOGRAPHICALLY BALANCED & HIGH INVESTMENT GRADE TENANCY SUPPORTS CONTINUED GROWTH As of June 30 , 2023. 1. Metric based on SLR . Refer to SLR definition included in the footnotes on slide 4. 2. Refer to Investment Grade Rating definition included in the footnotes on slide 3. 3. Mission critical includes HQ, Lab, and R&D facilities. Credit Rating (1)(2) Tenant Industry (1) Geography (1) Asset Type (1)(2) United States & Canada 60% United Kingdom 22% Netherlands 4% Finland 4% Germany 3% France 2% Luxembourg 2% Channel Islands 2% Italy & Spain < 1% Retail 5% Industrial / Distribution 55% Office* 40% Government 4% *68% of office tenants are mission critical (3) and 71% are investment grade

ATTRACTIVE PORTFOLIO IN LINE WITH INVESTMENT GRADE RATED PEERS

GNL GLOBAL NET LEASE

Globally diversified portfolio leased primarily to Investment Grade rated tenants with contractual rental increases

Occupancy Rate



99.5%
99.4%
99.2%
98.0%
90.5%
LXP
BROADSTONE NET LEASE, INC.
W. P. CAREY
GNL GLOBAL NET LEASE
OFFICE PROPERTIES

Percentage Investment Grade Tenants(1)



60.0%
51.3%
49.1%
31.6%
15.6%
GNL GLOBAL NET LEASE
OFFICE PROPERTIES
LXP
W. P. CAREY
BROADSTONE NET LEASE, INC.

Industrial & Distribution Concentration(2)



92.1%
54.7%
51.8%
51.5%
-
LXP
GNL GLOBAL NET LEASE
BROADSTONE NET LEASE, INC.
W. P. CAREY
OFFICE PROPERTIES

Weighted Average Remaining Lease Term(3)



10.9
10.8
7.6
6.8
6.1
W. P. CAREY
BROADSTONE NET LEASE, INC.
GNL GLOBAL NET LEASE
OFFICE PROPERTIES
LXP

Source: Company filings. Note: Company metrics as of June 30, 2023, unless otherwise indicated. Peer metrics as of the last reporting period of March 31, 2023, unless otherwise indicated.

1. *Refer to Investment Grade Rating definition included in the footnotes on slide 3. For GNL, based on annualized straight-line rent and comprised of 33.3% leased to tenants with an actual investment grade rating and 26.7% leased to tenants with an implied investment grade rating as of June 30, 2023. Peers report tenants with actual Investment Grade ratings but not implied ratings.*
2. *Based on straight-line rent for GNL as of June 30, 2023. LXP, BNL, and WPC weight on a cash basis.*
3. *GNL's weighted average remaining lease term in years is based on square feet as of June 30, 2023. LXP, OPI, WPC and BNL may weight differently than GNL.*

6

7 Tenant Credit Rating Country Property Type % of SLR (1) Caa1/ B - U.K. Industrial 5% Baa2** U.S. / Canada Distribution 4% Baa1 U.S. / Italy Industrial / Distribution 4% B1* U.K. Office 3% Aaa** U.S. Office 3% Baa2* U.S. Industrial / Distribution 3% Aa3 NETH Office 3% Baa2 U.S. Industrial 3% Aa1** FIN Industrial 2% Baa2 U.S. Distribution 2% BEST - IN - CLASS TOP TEN TENANT BASE Top Ten Tenants Note: Ratings information is as of June 30, 2023. *Represents Implied Rating. ** Represents Tenant Parent Rating even if not a guarantor on the lease. 1. Metric based on annualized SLR as of June 30 , 2023. Refer to SLR definition included in the footnotes on slide 4. Top Ten Tenants Represent 32 % of SLR (1)

8 Credit Rating: A1 Credit Rating: Aaa** Office Distribution Industrial Only Focused on Markets with Quality Sovereign Debt Ratings (S&P) U.S. Finland Luxembourg Germany The Netherlands Canada U.K. France Guernsey Spain Italy AA+ AA+ AAA AAA AAA AAA AA AA A+ A BBB Credit Rating: Aa3 Credit Rating: Aa3 Credit Rating: Baa2 Credit Rating: Baa2** Credit Rating: Baa2 Credit Rating: Aa1** Credit Rating: Baa1 Credit Rating: Baa2* Credit Rating: A2 Best - in - class portfolio leased to primarily Investment Grade (1) rated tenants across North America and Europe Note: Ratings information is as of June 30, 2023. *Represents Implied Rating. ** Represents Tenant Parent Rating even if not a guarantor on the lease. 1. Refer to Investment Grade Rating definition included in the footnotes on slide 3. Based on annualized straight - line rent and as of June 30, 2023 , GNL’s portfolio is 33.3% leased to tenants with an actual investment grade rating and 26.7% leased to tenants with an implied investment grade rating as of June 30, 2023 . Credit Rating: Baa2* FOCUS ON WORLD - CLASS TENANTS IN QUALITY SOVEREIGN DEBT RATED COUNTRIES

9 COMPREHENSIVE HEDGING PROGRAM Hedging Foreign Currency Exchange Risk • GNL locks in fixed rates through forward contracts and converts foreign currencies into USD quarterly, stabilizing USD cash flows • GNL’s utilization of financial instruments to protect against European currencies allows focus to remain on real estate operations Fixing Interest Expense on Floating Rate Debt • GNL leverages cost effective tools that mitigate against adverse fluctuations in interest rates, effectively acting to conver t portions of variable rate debt into fixed rate debt • GNL’s utilization of interest rate swaps has resulted in reduced exposure to variability in cash flows and interest expense on floating rate debt Comprehensive hedging program reduces adverse impacts from a volatile currency and interest rate environment Extreme currency volatility in 2022 illustrated the value of GNL’s comprehensive hedging program

10 DIFFERENTIATED INVESTMENT PROCESS Structuring & Pricing • Long - term net leases with contractual rental increases (1) • Disciplined contract and lease negotiations, including tenant security deposits and key lease terms • Leverage extensive international relationships to generate attractive risk - adjusted pricing Diligent underwriting process and on - going tenant monitoring results in a portfolio of creditworthy tenants who perform under their long - term lease commitments Credit Quality • Experienced real estate professionals conducting in - house financial and credit underwriting • Fundamental review of tenant industry and trends • Monthly credit committee assessments to ensure credit strength of GNL’s portfolio Property & Market Fundamentals • Focus on United States and strong sovereign debt rated countries in Europe • Strategically located and mission - critical assets • In depth analysis of property condition and local market reports Property & Market Fundamentals Credit Quality

DILIGENT ACQUISITION PROGRAM

GNL GLOBAL NET LEASE

Management continues to diligently evaluate domestic and international sale-leaseback transactions to generate attractive risk-adjusted returns

Acquisition Name	Acquisition Status	Credit Rating	Property Type	Purchase Price (in mm)[1]	Wtg. Avg. Cap Rate[2]	Wtg. Avg. Lease Term Remaining[3]
Closed 2022 Acquisitions:						
Executive Mailing Services SLB	Closed: Q2'22	Baa2*	Industrial	$13.4		15.0
Scottish Ministers	Closed: Q2'22	Aa3	Office	$13.2[4]		4.4
MMG SLB	Closed: Q2'22	B3*	Industrial	$6.7		20.0
Total 2022 Closed Acquisitions				**$33.3**	**7.7%**	**13.6**
Closed 2023 Acquisitions:						
Boots UK Limited 8-Pack	Closed: Q1'23	Baa3	Retail	$75.5[5]		11.5
Total 2023 Closed Acquisitions				**$75.5**	**10.6%**	**11.5**

*Note: Ratings information is as of June 30, 2023. *Represents Implied Rating.*

1. *Represents the contract purchase price and excludes acquisitions costs, which are capitalized per GAAP. The acquisition costs for acquisitions completed during the six months ended June 30, 2023, were $0.1 million.*
2. *Weighted Average Cap Rate is a rate of return on a real estate investment property based on the expected, annualized SLR that the property will generate under its existing lease or leases. The weighted Average Cap Rate is based upon square footage as of the date of acquisition.*
3. *Represents remaining lease term as of closing date, or expected closing date, and is weighted based on square feet.*
4. *Based on the exchange rate of 1.31 British Pound to one U.S. dollar as of closing of the acquisition.*
5. *Based on the exchange rate of 1.24 British Pound to one U.S. dollar as of closing of the acquisition.*

11

CONTINUED PROACTIVE LEASING RENEWAL AND EXPANSION ACTIVITY

GNL GLOBAL NET LEASE

GNL continued the renewal leasing momentum it generated in Q1'23 and completed an additional eleven lease renewals and one tenant expansion project in Q2'23. Year-to-date[1], GNL's leasing activity totaled 1.7 million square feet and nearly $64.1 million of net new straight-line rent over the new weighted average Remaining Lease Term of 6.5 years

2023[1] Lease Extensions + Expansion Projects

Lease Extensions and Expansions Completed	21
Old Weighted Average Remaining Lease Term	2.2 Years
New Weighted Average Remaining Lease Term	6.5 Years
2023 Renewal Leasing Spread	0.7%
Net Straight-Line Rent Extended + Expansion	$64.1 million
Square Feet Extended	1,662,330

Lease Expiration Schedule[2] (Q2'23 vs. Q2'22)



Lease Expiration Schedule (Q2'22)
Lease Expiration Schedule (Q2'23)
1% 0%
4% 1%
10% 8%
7% 7%
4% 4%
74% 80%
2022
2023
2024
2025
2026
Thereafter

Lease Renewals With XPO Logistics (NYSE: XPO)

XPO Logistics

Credit Rating: Ba2
(Parent: XPO, Inc.)

Location	MN, IL, KS, NE, IN, OH
Number of leases	6
Square Feet Extended	77,020
Old Remaining Lease Term	0.9 Years
New Remaining Lease Term	6.1 Years
Net New Annualized Straight-Line Rent	$4.5 million

U.K. Investment Grade Office Renewal

Wickes

Credit Rating: Baa3
(Implied)

Location	Stoke-on-Trent, UK
Number of leases	1
Square Feet Extended	28,758
Old Remaining Lease Term	3.5 Years
New Remaining Lease Term	13.5 Years
Net New Annualized Straight-Line Rent	$3.7 million

1. *Leasing activity from 1/1/2023 through 7/20/2023.*
2. *Based on square feet as of June 30, 2023 for Q2'23, and June 30, 2022 for Q2'22.*

12

13 GLOBAL GEOGRAPHIC BALANCE U.S. and Canada Number of Assets: 236 Weighted Average Remaining Lease Term: 7.9 years (1) % of GNL SLR: 60.4% (2) Europe Number of Assets: 81 Weighted Average Remaining Lease Term: 6.9 years (1) % of GNL SLR: 39.6% (2)

SECOND QUARTER PERFORMANCE HIGHLIGHTS

GNL GLOBAL NET LEASE

Q2'23 Key Operating Highlights

- In Q2'23[1], GNL completed eleven lease renewals totaling approximately 803,500 square feet and one tenant expansion project totaling 104,000 square feet
- The renewed leases are expected to generate $20.2 million of net new straight-line rent over the new weighted average Remaining Lease Term of 6.0 years
- Year-to-date[2], GNL's leasing activity totaled 1.7 million square feet and nearly $64.1 million of net new straight-line rent over the new weighted average Remaining Lease Term of 6.5 years
- 95% of leases featured annual cash base rental increases averaging 1.2%
- Based on straight-line rent, 60% of cash rent increases are fixed-rate and 28% are based on the Consumer Price Index and may include certain floors or caps on rental increases
- Comprehensive hedging program includes hedging 100% of GNL's 2023 net cash flow from U.K. properties
- Collected 100% of Original Cash Rent due across the portfolio for the eleventh consecutive quarter
- As of June 30, 2023, GNL had ample liquidity of $374 million, including $101 million of cash and cash equivalents and $273 million available for future borrowings under the Company's revolving credit facility

($ in millions, except for per share data)	Q2'23
Revenue From Tenants	$95.8
Net Loss	($31.4)
Adjusted Funds From Operations[3]	$41.4
Adjusted Funds From Operations per Share[3]	$0.40
Dividends Paid to Common Stockholders	$41.7
Weighted Average Shares Outstanding, Fully Diluted	104.1

On a constant currency basis[4], using average foreign currency exchange rates[5] for the second quarter of 2022, Revenue from Tenants would have been up by $0.2 million to $96.0 million from $95.8 million

1. *Leasing activity from 4/1/2023 through 6/30/2023.*
2. *Leasing activity from 1/1/2023 through 7/20/2023.*
3. *Adjusted Funds from Operations ("AFFO") is a non-GAAP measure. See Definitions on slides 22, 23, and 24 for a description of AFFO and slides 25 and 26 for a reconciliation of AFFO to net income, the most directly comparable GAAP Financial measure.*
4. *Constant Currency is a non-GAAP measure. See Definitions on slides 22, 23, and 24 for a description of Constant Currency and slides 25 and 26 for a reconciliation of Revenue (on a constant currency) basis to Revenue, the most directly comparable GAAP Financial measure.*
5. *Average exchanges rates were 1.09 for the Euro to one U.S. dollar, 1.25 for the British Pound to one U.S. dollar, and 0.74 for the U.S. dollar to one Canadian Dollar.*

14

SECOND QUARTER KEY METRICS

GNL GLOBAL NET LEASE

GNL Debt Metrics

Metric	Q2'23
Net Debt to Enterprise Value[1]	65.2%
Net Debt to Adjusted EBITDA (Q2'23 annualized)[2]	8.3x
Interest Coverage Ratio[3]	2.9x
Weighted Average Interest Rate[4]	4.8%
Weighted Average Debt Maturity[5]	3.7 Years
Floating Rate / Fixed Rate[6]	28.0% / 72.0%

Debt by Currency



CAD 1%
GBP 18%
EUR 22%
USD 59%

Debt Maturity



(in millions)
$1,200
$1,000
$800
$600
$400
$200
$0
$1,039
$500
$339
$163
$201
$302
2023
2024
2025
2026
2027
2028
Thereafter
Mortgages
Credit Facility
Unsecured Notes(7)

Lease Expiration Schedule (% of SF Per Year)

Weighted Average Remaining Lease Term: 7.6 years[8]



1%
8%
7%
4%
5%
13%
11%
5%
46%
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter

1. Enterprise value of $3.7 billion is calculated based on the June 30, 2023, closing price of $10.28 per common share, $21.08 per Series A Preferred Share, $19.03 per Series B Preferred Share and net debt of $2.4 billion, comprised of the principal amount of GNL's debt totaling $2.5 billion less cash and cash equivalents totaling $100.9 million, as of June 30, 2023.
2. For the quarter ended June 30, 2023, represents net debt equal to $2.4 billion (total debt outstanding of $2.5 billion less cash and cash equivalents of $100.9 million) to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), annualized based on second quarter 2023 Adjusted EBITDA multiplied by four. See Definitions on slides 22, 23, and 24 for a description of Adjusted EBITDA and slide 25 for a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP Financial measure.
3. The interest coverage ratio is calculated by dividing Adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). See Definitions on slides 22, 23, and 24 for a description of Adjusted EBITDA and Cash Paid for Interest and slide 25 for a reconciliation of Adjusted EBITDA and Cash Paid for Interest to net income, the most directly comparable GAAP Financial measure.
4. The weighted average interest rate is based on the outstanding principal balance of the debt and the interest rate on the applicable debt of the applicable quarter.
5. Weighted average debt maturity based on outstanding principal balance of the debt as of the last day of the applicable quarter divided by the term of each loan.
6. Fixed rate debt includes floating rate debt fixed by swaps.
7. The unsecured notes are guaranteed by each subsidiary that is a guarantor under the Company's credit facility.
8. Weighted average remaining lease term in years is based on square feet as of the last day of the applicable quarter.

15

16 James L. Nelson Chief Executive Officer and President • Currently serves as Chief Financial Officer of American Strategic Investment Co. • Previously served as Chief Accounting Officer of Global Net Lease • Past experience includes accounting positions with Goldman Sachs and KPMG • Certified Public Accountant in New York State Chris Masterson LEADERSHIP OVERVIEW Management Chief Financial Officer, Treasurer and Secretary • Joined GNL as an Independent Board Member in March 2017 • Currently serves Chairman of the Board of Directors for Xerox Holdings Corporation. He also currently serves as an independent director and chair of the audit committee for Chewy, Inc. • Previously served as CEO of Orbitex Management and Eaglescliff Corporation and in various roles on the Boards of Herbalife Nutrition Ltd., Caesars Entertainment Inc., Icahn Enterprises, and Take Two Interactive Software, Inc. Board of Directors Sue Perrotty , Non - Executive Chairperson of the Board of Directors Currently serves as President and Chief Executive Officer of AFM Financial Services and Tower Health Edward Rendell , Independent Director Previously served as the 45th Governor of the Commonwealth of Pennsylvania and as the Mayor of Philadelphia Therese Antone , Independent Director Currently serves as the Chancellor of Salve Regina University since her appointment in 2009 Abby Wenzel , Independent Director Previously served as co - chair of Cozen O’Connor’s Real Estate Group Michael Weil , Director Currently CEO of The Necessity Retail REIT (Nasdaq: RTL) Previously served as Senior VP of sales and leasing for American Financial Realty Trust James Nelson , Director Refer to “Management” section for James Nelson’s biography

17 The statements in this communication that are not historical facts may be forward - looking statements . These forward - looking statements involve risks and uncertainties that could cause actual results or events to be materially different . In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward - looking statement, although not all forward - looking statements contain these identifying words . Any statements referring to the future value of an investment in the Company, including the adjustments giving effect to RTL merging with and into Osmosis Sub I, LLC, with Osmosis Sub I continuing as the surviving entity and wholly - owned subsidiary of GNL (the “REIT Merger”) and GNL and RTL becoming internally managed (the “Internalization Merger”) as described in this communication, as well as the potential success that the Company may have in executing the REIT Merger and Internalization Merger, are also forward - looking statements . There are a number of risks, uncertainties and other important factors that could cause the Company's actual results, or the Company's actual results after making adjustments to give effect to the REIT Merger and the Internalization Merger, to differ materially from those contemplated by such forward - looking statements, including but not limited to : (i) the Company's ability to complete the proposed REIT Merger and Internalization Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed transaction, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Internalization Merger Agreement and REIT Merger Agreement, each dated as of May 23 , 2023 relating to the proposed transactions, (iii) ability of the Company to obtain lender consent to amend its Second Amended and Restated Credit Facility or any other loan agreement of the Company, if at all, or on terms favorable to the Company, (iv) risks related to the potential repeal of the Company's Shareholder's Rights Plan ; (v) risks related to the decrease in the beneficial ownership requirements of the Company's applicable classes and series of stock ; (vi) risks related to diverting the attention of the Company's management from ongoing business operations, (vii) failure to realize the expected benefits of the proposed transactions, (viii) significant transaction costs or unknown or inestimable liabilities, (ix) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay, (x) the risk that RTL's business will not be integrated successfully or that such integration may be more difficult, time - consuming or costly than expected, (xi) risks related to future opportunities and plans for the Company post - closing, including the uncertainty of expected future financial performance and results of the Company post - closing following completion of the proposed transactions, (xii) the effect of the announcement of the proposed transaction on the ability of the Company and RTL to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships, (xiii) the effect of any downgrade of the Company's or RTL's corporate rating or to any of their respective debt or equity securities including the outstanding notes under the RTL Indenture ; (xiv) risks related to the market value of the GNL Common Stock to be issued in the proposed transactions ; (xv) other risks related to the completion of the proposed transactions, (xvi) the risk that one or more parties to the Internalization Merger Agreement and REIT Merger Agreement may not fulfil its obligations under the respective agreement, as well as the additional risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's Annual Report on Form 10 - K for the year ended December 31 , 2022 filed with the SEC on February 23 , 2023 , and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports . Further, forward - looking statements speak only as of the date they are made, and Company undertakes no obligation to update or revise forward - looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law . FORWARD LOOKING STATEMENTS

18 This presentation contains certain statements that are the Company’s and Management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward - looking statements under federal securities laws . Prospective investors are cautioned that any such forward - looking statements are not guarantees of future performance, and involve risks and uncertainties . The Company’s actual future results may differ significantly from the matters discussed in these forward - looking statements, and we may not release revisions to these forward - looking statements to reflect changes after we have made the statements . Additional Information About the REIT Merger and Internalization Merger and Where to Find It In connection with the proposed transactions, on July 6 , 2023 , GNL filed with the SEC a registration statement on Form S - 4 (as amended on July 17 , 2023 ), which includes a document that serves as a prospectus of GNL and a joint proxy statement of GNL and RTL (the "joint proxy statement/prospectus") . Each party also plans to file other relevant documents with the SEC regarding the proposed transactions . The Form S - 4 became effective on July 18 , 2023 . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS . GNL and RTL commenced mailing the definitive joint proxy statement/prospectus to stockholders on or about July 19 , 2023 . Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by GNL with the SEC at the SEC's website at www . sec . gov . Copies of the documents filed by GNL with the SEC are available free of charge on GNL's website at www . globalnetlease . com or by contacting GNL's Investor Relations at investorrelations@globalnetlease . com . Participants in the Proxy Solicitation GNL and its respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions . Information about directors and executive officers of GNL is available in the proxy statement for its 2023 Annual Meeting, as incorporated by reference in the joint proxy statement/prospectus . Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transactions . Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions . Investors may obtain free copies of these documents from GNL as indicated above . FORWARD LOOKING STATEMENTS (CONTINUED)

19 RISK FACTORS The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward - looking statements . • We may be unable to acquire properties on advantageous terms or our property acquisitions may not perform as we expect . • Our ability to continue implementing our growth strategy depends on our ability to access additional debt or equity financing on attractive terms, and there can be no assurance we will be able to so on favorable terms or at all . • Recent challenges in the banking industry may adversely impact us or our tenants . • Certain of the agreements governing our indebtedness may limit our ability to pay dividends on our common stock, $ 0 . 01 par value per share, our 7 . 25 % Series A Cumulative Redeemable Preferred Stock, $ 0 . 01 par value per share, our 6 . 875 % Series B Cumulative Redeemable Perpetual Preferred Stock, $ 0 . 01 par value per share, or any other stock we may issue . • Following the completion of the REIT Merger and the Internalization Merger (collectively, the "Proposed Transactions"), we intend to pay our stockholders dividends at a lower rate than we currently pay to our stockholders and cannot assure stockholders that we will be able to continue paying distributions at the rate currently paid by us or at all . • Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes . • Market and economic challenges experienced by the U . S . and global economies may adversely impact our operating results and financial condition . • We are subject to risks associated with our international investments, including compliance with and changes in foreign laws and fluctuations in foreign currency exchange rates . • Inflation and continuing increases in the inflation rate will have an adverse effect on our investments and results of operations . • We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, including negative impacts on our tenants and their respective businesses . • We depend on tenants for our rental revenue and, accordingly, our rental revenue depends upon the success and economic viability of our tenants . If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases . • The Proposed Transactions are both subject to a number of conditions, and if these conditions are not satisfied or waived, the Proposed Transactions will not be completed, which could result in the requirement that we pay certain termination fees or, in certain circumstances, that we pay expenses to the other party .

20 RISK FACTORS (CONTINUED) • Failure to complete the Proposed Transactions could negatively impact our stock price and our future business and financial results . • There can be no assurance that we could become “internalized” or “self - managed” without the Internalization Merger . • The opinions of the financial advisors of GNL and RTL will not reflect changes in circumstances between the date of the opinions and completion of the Proposed Transactions . • There may be unexpected delays in completing either of the Proposed Transactions . • Holders of our Common Stock will have a reduced ownership and voting interest in the Combined Company after the Proposed Transactions and will exercise less influence over management of the Combined Company . • Our tenants may not be diversified including by industry type or geographic location . • In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change . • We depend on the Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations . • All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters . Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us . • We have long - term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may require us to pay a termination fee in some cases . • We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due . Increases in interest rates could increase the amount of our debt payments . We may continue to incur additional indebtedness in the future . • The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders . • Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities . • We may fail to continue to qualify as a REIT .

21 DISCLAIMERS • This presentation includes estimated projections of future operating results . These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections . This information is not fact and should not be relied upon as being necessarily indicative of future results ; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong . Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GNL’s Annual Report on Form 10 - K for the year ended December 31 , 2022 filed with the SEC on February 23 , 2023 and subsequent filings, including but not limited to Quarterly Reports on Form 10 - Q, and Current Reports on Form 8 - K filed with the SEC . The projections also reflect assumptions as to certain business decisions that are subject to change . As a result, actual results may differ materially from those contained in the estimates . Accordingly, there can be no assurance that the estimates will be realized . • This presentation contains estimates and information concerning the Company’s industry and the Company’s peer companies that are based on industry publications, reports and peer company public filings . The Company has not independently verified the accuracy of the data contained in these industry publications, reports and peer company public filings . These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information . • A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time . Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating .

22 DEFINITIONS • Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT . FFO is not equivalent to net income or loss as determined under accounting principles generally accepted in the United States ("GAAP") . • We calculate FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper") . The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Our FFO calculation complies with NAREIT's definition . • The historical accounting convention used for real estate assets requires straight - line depreciation of buildings and improvements, and straight - line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time . We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative . Historical accounting for real estate involves the use of GAAP . Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP . Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income . However, FFO, core funds from operations ("Core FFO") and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance . The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non - GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO . Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do or calculate Core FFO or AFFO differently than we do . Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs . Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non - controlling interest to arrive at FFO, Core FFO and AFFO, as applicable . • We consider FFO, Core FFO and AFFO useful indicators of our performance . Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful - life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs .

23 DEFINITIONS (CONTINUED) • In calculating Core FFO, we start with FFO, then we exclude certain non - core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non - core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties . The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders . In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment . We also add back non - cash write - offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows . We consider these write - offs and prepayment penalties to be capital transactions and not indicative of operations . By excluding expensed acquisition, transaction and other costs as well as non - core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties . • In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non - cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan . These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments . In addition, by excluding non - cash income and expense items such as amortization of above - market and below - market leases intangibles, amortization of deferred financing costs, straight - line rent and equity - based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance . We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance . We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance . • In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income . All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for our 2023 proxy contest and related litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on - going performance . Further, under GAAP, certain contemplated non - cash fair value and other non - cash adjustments are considered operating non - cash adjustments to net income . In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance . Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance . Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance . By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information . By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties . AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently . Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements . AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions .

24 DEFINITIONS (CONTINUED) • As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities . However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions . Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred . • Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar which would not have occurred if there had been a constant exchange rate . Revenue from tenants on a Constant Currency basis is calculated by applying the average monthly currency rates from the prior comparable period to Revenues from tenants from the applicable period . We believe that this measure provides investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends . • We believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for acquisition, transaction and other costs, other non - cash items and including our pro - rata share from unconsolidated joint ventures (“Adjusted EBITDA”) is an appropriate measure of our ability to incur and service debt . Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities . Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs . • NOI is a non - GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non - cash expenses and interest expense . We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level . Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations . Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income . NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations . For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level . In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level . NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently . We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements . NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity . • Cash NOI, is a non - GAAP financial measure that is intended to reflect the performance of our properties . We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs . Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs . The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI . • Cash Paid for Interest is calculated based on the interest expense less non - cash portion of interest expense and amortization of mortgage (discount) premium, net . Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility . Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP .

25 NON – GAAP RECONCILIATIONS (Amounts in thousands) Three Months Ended June 30, 2023 June 30, 2022 EBITDA: Net loss $ (26,258) $ (716) Depreciation and amortization 37,297 39,359 Interest expense 27,710 23,449 Income tax expense 3,508 2,515 EBITDA 42,257 64,607 Impairment charges – 16,031 Equity based compensation 2,870 3,358 Merger, transaction and other costs 6,279 133 Settlement costs 15,084 – Gain on dispositions of real estate investments – (62) Loss (gain) on derivative instruments 774 (7,798) Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness – (2,439) Loss on extinguishment of debt 404 342 Other income (1,650) (549) Expenses attributable to 2023 proxy contest and related litigation (1) 7,371 – Adjusted EBITDA 73,389 73,623 Operating fees to related parties 10,110 10,081 General and administrative 10,683 3,675 Expenses attributable to 2023 proxy contest and related litigation (1) (7,371) – NOI 86,811 87,379 Amortization of above - and below - market leases and ground lease assets and liabilities, net 1,297 273 Straight - line rent (1,786) (2,342) Cash NOI $ 86,322 $ 85,310 Cash Paid for Interest: Interest Expense $ 27,710 $ 23,449 Non - cash portion of interest expense (2,083) (2,336) Amortization of mortgage discounts premiums, net (237) (238) Total Cash Paid for Interest $ 25,390 $ 20,875 1. Amounts relate to general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation. The Company does not consider these expenses to be part of its normal operating performance. Due to the increase in these expenses as a portion of its general and administrative expenses in the first quarter of 2023, the Company began including this adjustment to arrive at Adjusted EBITDA in order to better reflect its oper ati ng performance. The second quarter of 2022 did not have any of these expenses.

NON – GAAP RECONCILIATIONS

GNL GLOBAL NET LEASE

(Amounts in thousands)

Revenue from tenants – Quarter Ended June 30, 2023	$	95,839
Foreign currency translation impact (using average foreign currency exchange rates for the second quarter of 2022)		168
Revenue from Tenants (year over year constant currency adjusted):	**$**	**96,007**

	Three Months Ended			
		June 30, 2023		June 30, 2022
Funds from operations (FFO):				
Net loss attributable to common stockholders (in accordance with GAAP)	$	(31,357)	$	(5,847)
Impairment charges		–		16,031
Depreciation and amortization		37,297		39,359
Gain on dispositions of real estate investments		–		(62)
FFO (as defined by NAREIT) attributable to stockholders		**5,940**		**49,481**
Merger, transaction and other costs[(1)]		6,279		133
Settlement costs[(2)]		15,084		–
Loss on extinguishment of debt		404		342
Core FFO attributable to stockholders		**27,707**		**49,956**
Non-cash equity-based compensation		2,870		3,358
Non-cash portion of interest expense		2,083		2,336
Amortization related to above- and below-market lease intangibles and right-of-use assets, net		1,297		273
Straight-line rent		(1,786)		(2,342)
Straight-line rent (rent deferral agreement)[(3)]		–		(39)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness		–		(2,440)
Eliminate unrealized gains on foreign currency transactions[(4)]		1,631		(6,321)
Amortization of mortgage discounts		237		238
Expenses attributable to 2023 proxy contest and related litigation[(5)]		7,371		–
Adjusted funds from operations (AFFO) attributable to stockholders	**$**	**41,410**	**$**	**45,019**
Basic weighted-average shares outstanding		**104,149**		**103,649**
Diluted weighted-average shares outstanding		**104,149**		**103,649**
Net (loss) income per share attributable to common stockholders	$	(0.30)	$	(0.06)
FFO per share	$	0.06	$	0.48
Core FFO per share	$	0.27	$	0.48
AFFO per share	$	0.40	$	0.43
Dividends declared	$	41,674	$	41,606

1. *For the three months ended June 30, 2023, these costs primarily consist of advisory, legal and other professional costs that were directly related to the proposed merger.*
2. *In the three months ended June 30, 2023, we recognized these settlement costs which include one-half of the reasonable, documented, out-of-pocket expenses (including legal fees) incurred by the Blackwells/Related Parties in connection with the proxy contest and related litigation as well as expense for Common Stock issued/to be issued to Blackwells/Related Parties, as required under the cooperation agreement with Blackwells/Related Parties.*
3. *Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO.*
4. *For AFFO purposes, we add back unrealized (gain) loss. For the three months ended June 30, 2023, the loss on derivative instruments was $0.8 million, which consisted of unrealized losses of $1.6 million and realized gains of $0.8 million. For the three months ended June 30, 2022, the gain on derivative instruments was $7.8 million, which consisted of unrealized gains of $6.3 million and realized gains of $1.5 million.*
5. *Amounts relate to general and administrative expenses incurred for the Company's 2023 proxy contest and related Blackwells/Related Parties litigation. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its AFFO for this amount.*

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